Exhibit 24 (Continued)

FORD MOTOR CREDIT COMPANY LLC
RESOLUTIONS

RESOLVED, That preparation of an annual report of the Company on Form 10‑K for the year ended December 31, 2016, including exhibits or financial statements and schedules and other documents in connection therewith (collectively, the “Annual Report”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended, be and it hereby is in all respects authorized and approved; that the directors and appropriate officers of the Company, and each of them, be and hereby are authorized to sign and execute on their own behalf, or in the name and on behalf of the Company, or both, as the case may be, such Annual Report, and any and all amendments thereto, with such changes therein as such directors and officers may deem necessary, appropriate or desirable, as conclusively evidenced by their execution thereof; and that the appropriate officers of the Company, and each of them, be and hereby are authorized to cause such Annual Report and any such amendments, so executed, to be filed with the Commission.

RESOLVED, That each officer and director who may be required to sign and execute such Annual Report or any amendment thereto or document in connection therewith (whether in the name and on behalf of the Company, or as an officer or director of the Company, or otherwise), be and hereby is authorized to execute a power of attorney appointing N.J. Falotico, A.S. Galeano, M.B. Harris, K.M. Kjolhede, S.J. Thomas, and D.J. Witten, and each of them, severally, as his or her true and lawful attorney or attorneys to sign in his or her name, place, and stead in any such capacity such Annual Report and any and all amendments thereto and documents in connection therewith, and to file the same with the Commission, each of said attorneys to have power to act with or without the other, and to have full power and authority to do and perform in the name and on behalf of each of said officers and directors who shall have executed such power of attorney, every act whatsoever which such attorneys, or any of them, may deem necessary, appropriate or desirable to be done in connection therewith as fully and to all intents and purposes as such officers or directors might or could do in person.